UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Oyster Point Boulevard, Suite 9A, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On October 13, 2020, Vaxart, Inc. (“Vaxart” or the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC, as agent (“Jefferies”) and Piper Sandler & Co. (“Piper Sandler”) and, together with Jefferies, the “Sales Agents”), pursuant to which Vaxart may offer and sell, from time to time through the Sales Agents, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $250 million (the “Shares”). The Shares will be sold pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-239751), as previously filed with the U.S. Securities and Exchange Commission (the “Commission”). The Company filed a prospectus supplement, dated October 13, 2020, with the Commission in connection with the offer and sale of the Shares.

Under the Sales Agreement, the Sales Agents may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Common Stock. In addition, under the Sales Agreement, the Sales Agents may sell the Shares in privately negotiated transactions with the Company’s consent and in block transactions. Under certain circumstances, Vaxart may instruct the Sales Agents not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time

Vaxart is not obligated to make any sales of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by the Sales Agents or the Company, as permitted therein.

The Sales Agreement contains customary representations, warranties and agreements by Vaxart, and customary indemnification and contribution rights and obligations of the parties. Vaxart will pay the Sales Agents a commission rate equal to 4.5% of the aggregate gross proceeds from each sale of the Shares. Vaxart will also reimburse the Sales Agents for certain specified expenses in connection with entering into the Sales Agreement.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Sales Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Thompson Hine LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02      Results of Operations and Financial Condition.

On October 13, 2020, the Company disclosed certain second quarter preliminary financial estimates as of September 30, 2020. The Company estimates that its cash and cash equivalents, as of September 30, 2020, will be approximately $133.4 million, compared to $44.4 million and $13.5 million as of June 30, 2020 and December 31, 2019, respectively. The increase in the three months ended September 30, 2020, is primarily due to $97.0 million received from the ATM facility in July 2020 and $1.6 million received from warrant and option exercises.

The Company’s consolidated financial statements as of, and for the three and nine months ended, September 30, 2020 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s consolidated financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

The Company’s expectations with respect to its unaudited results for the period discussed below are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Because these financial results are only preliminary estimates and are based on information available to management as of the date of this report, these expectations could change.

The Company’s actual financial results as of, and for the three and nine months ended, September 30, 2020 are subject to the completion of its financial statements as of and for such period, and are not indicative of future performance. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto.

Complete quarterly results as of, and for the three and nine months ended, September 30, 2020, will be included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020.

The information in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained herein shall not be deemed incorporated by reference into any filing with the Commission made by the Company, whether made before or after the date hereof regardless of any general incorporation language in such filing.

Item 8.01.      Other Events.

First Patient Dosing

On October 13, 2020, Vaxart announced that the first subject has been dosed in its Phase 1 study of VXA-CoV2-1, an oral tablet COVID-19 vaccine candidate.

The Phase 1, open-label, dose-ranging trial (NCT04563702) is designed to examine the safety and immunogenicity of two doses of VXA-CoV2-1 in up to 48 healthy adult volunteers aged 18 to 54 years old. Enrollment is expected to be completed by early November 2020, with participants receiving the low or high dose of the VXA-CoV2-1 oral tablet at days 1 and 29. Safety, reactogenicity and immunogenicity assessments will be performed at set times during the active phase.

Hamster Challenge Study Data

Results from the Company’s Hamster Challenge Study show that all hamsters that received two oral doses of COVID-19 vaccine candidate showed no systemic weight loss, a key indicator of protection against COVID-19 in this animal model.

The study evaluated Vaxart’s recombinant adenoviral vaccine, with doses given at 0 and 4 weeks. Animals were challenged with SARS-CoV-2 at week 8. Topline data demonstrated that all unvaccinated animals lost at least 8% of their body weight, and all showed evidence of lung disease as measured by relative weight gain in the lungs. By contrast, all animals vaccinated with two doses of the oral vaccine maintained or gained body weight by the end of the experiment, a statistically significant result (p<0.001). Additionally, these animals were protected against the lung weight gain seen in the unvaccinated animals (p<0.001). For unvaccinated animals, lung weight as a percentage of body weight was approximately twice that of the animals that received two oral doses of the vaccine. The experiment was designed to monitor systemic weight for 5 days before animals were assessed for lung disease. N=8 per group. Hamsters receiving one oral dose had partial protection. Full results from the study will be published when data analysis is complete.

Hamsters provide a very sensitive model for assessing COVID-19 infection since they can be infected via the intranasal route, and, if infected, they demonstrate pronounced clinical symptoms such as weight loss. They can also show signs such as labored breathing and ruffled fur. They also develop lung issues similar to those seen in humans. Images of hamsters infected with SARS-CoV-2 reveal severe lung injury similar to that seen in infected human lungs, including severe, multi-lobular ground glass opacity, and regions of lung inflammation and consolidation.

Legal Matters

In July 2020, Vaxart was served with a Grand Jury Subpoena from the U.S. District Court for the Northern District of California, in connection with an investigation by the Office of the U.S. Attorney for the Northern District of California (“U.S. Attorney’s Office”). The Company has provided documents called for by the subpoena, which broadly pertain to the Company’s participation in, and disclosure of, an Operation Warp Speed (“OWS”)-funded nonhuman primate study, and option grants, warrant transactions, and other corporate and financing matters disclosed since March 2020. We are cooperating with the U.S. Attorney’s Office regarding these requests and have provided documents and information in response.

In August 2020, the Enforcement Division of the Commission requested that the Company provide, on a voluntary basis, a variety of documents that broadly pertain to same subject matters of the documents provided to the U.S. Attorney’s Office, and related matters. The Company has voluntarily provided documents requested by the SEC and is cooperating with this informal inquiry.

On August 4, 2020, a purported shareholder derivative complaint was filed in the Superior Court of California, San Mateo County, entitled Godfrey v. Latour, et al. An amended complaint was filed on September 4, 2020, and the case was re-named Ennis v. Latour, et al. The amended complaint names certain of Vaxart’s officers and directors as defendants, asserting claims against them for breach of fiduciary duty, unjust enrichment, and waste and seeking, among other things, an award of unspecified damages, certain equitable relief, and attorneys’ fees and costs. The complaint also asserts claims for breach of fiduciary duty, unjust enrichment, and aiding and abetting breach of fiduciary duty against Armistice Capital, LLC (“Armistice”). The claims challenge certain stock options granted to certain of the Company’s officers and directors between March 24, 2020 and June 15, 2020 and certain amendments to two warrants held by Armistice, as announced on June 8, 2020. The amended complaint purports to bring the lawsuit derivatively on behalf of and for the benefit of the Company and names the Company as a “nominal defendant” against which no damages are sought. On October 14, 2020, all defendants in the action will file a demurrer with the court, seeking to have the entire case dismissed.

On September 8, 2020, a purported shareholder derivative complaint was filed in the Chancery Court in the State of Delaware, entitled Galjour v. Floroiu, et al. The complaint names as defendants certain of Vaxart’s current and former directors, asserting claims against them for breach of fiduciary duty, unjust enrichment, and waste and seeking, among other things, an award of unspecified damages and attorneys’ fees and costs. The complaint also asserts a claim for unjust enrichment against Armistice. The claims challenge certain stock options granted to certain of the Company’s officers and directors between June 8, 2020 and June 15, 2020 and certain amendments made to two warrants held by Armistice, as announced on June 8, 2020. The complaint purports to bring the lawsuit derivatively on behalf of and for the benefit of the Company and names the Company as a “nominal defendant” against which no claims are asserted and no damages are sought. On October 9, 2020, all defendants in this action filed a motion to stay the case pending disposition of the Ennis action in California. On that same date, defendants also filed a motion to dismiss.

On September 17, 2020, a purported derivative complained was filed in the U.S. District Court for the Northern District of California, entitled Stachowski v. Boyd, et al. The complaint names as defendants certain of Vaxart’s current directors, asserting claims against them for breach of fiduciary duty and unjust enrichment and seeking, among other things, an award of unspecified damages, certain equitable relief, and attorneys’ fees and costs. The complaint also alleges a violation of §14(a) of the Exchange Act for allegedly false statements or omissions in the Company’s April 24, 2020 proxy statement regarding the Company’s options practices. The complaint also asserts a claim for breach of fiduciary duty against Armistice. The claims are based on allegations that certain stock options granted to certain of the Company’s officers and directors between June 8, 2020 and June 15, 2020 were allegedly improper and that certain warrants held by Armistice were amended on June 8, 2020 allegedly for no consideration. The complaint purports to bring the lawsuit derivatively on behalf of and for the benefit of the Company and names the Company as a “nominal defendant” against which no claims are asserted and no damages are sought.

Two substantially similar securities class actions were filed in the U.S. District Court for the Northern District of California, the first, titled Himmelberg v. Vaxart, Inc. et al. was filed on August 24, 2020 (the “Himmelberg Action”), and the second action, titled Hovhannisyan v. Vaxart, Inc. et al. was filed on September 1, 2020 (the “Hovhannisyan Action,” and together, the “Putative Class Actions”). On September 17, 2020, the court issued an order that the Putative Class Actions were related and would proceed as one consolidated action. The Putative Class Actions both name as defendants certain of Vaxart’s current and former executive officers and directors, and Armistice. The complaint claims two violations of federal civil securities laws, violation of SEC Rule 10b-5, as against all defendants; and violation of Section 20(A) of the Exchange Act, as against all defendants except for Vaxart. The Putative Class Actions allege defendants violated securities laws by misstating and omitting information regarding the Company’s OWS involvement to deceive the investing public and inflate the market price of Vaxart securities. The Putative Class Actions seek to be certified as a class action for similarly situated shareholders and seek, among other things, an uncertain amount of damages and attorneys’ fees and costs.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Open Market Sale AgreementSM, dated October 13, 2020, by and between Vaxart, Inc., Jefferies LLC, and Piper Sandler & Co.

5.1	Legal Opinion of Thompson Hine LLP.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: October 14, 2020
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer